Van Kampen Trust For Investment Grade Florida Municipals
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total      Purchase  Broker
             of      Purchase   Issued     d
             Purcha  d                     By Fund
             se
Kissimmee    10/05/  1,000,00   44,500,00   2.25%    JP
Util.        01          0          0                Morgan
Authority
Hillsboroug  01/15/  2,000,00   235,585,0  0.8490%   Paine
h County FL  02          0         00                Webber
School
Board